Exhibit 24.4

LIMITTED POWER OF ATTORNEY

The undersigned, Wiaczeslaw Smolokowski, hereby appoints Simon Prisk as his attorney-in-fact for and on behalf of the undersigned, in respect of any current or future direct or indirect beneficial ownership of, or pecuniary interest in (whether or not such beneficial ownership or pecuniary interest is disclaimed), securities of Karyopharm Therapeutics Inc., including any successor entity ("KTI"), and any other current or future status of the undersigned as a person required to report pursuant to Section 16 of the Securities Exchange Act of 1934 in respect of such securities, including, if applicable, as an officer or director of the Company:

1.
to execute and file a Form ID on behalf of the undersigned and otherwise to secure any codes required in order for the undersigned to be able to file with the U.S. Securities and Exchange Commission's Edgar system;

2.	to execute and file any Form 3, Form 4, or Form 5, any amendments to any such Form and any filing agreements related to securities of TI on behalf of the undersigned;

3.
to seek and obtain information on behalf of, and as the representative of the undersigned, from any and all persons, including, without limitation, representatives of the Company and KTI, in connection with the foregoing; and

4.
to do and perform any and all acts and things, including, without limitation, to execute and file such agreements, instruments, forms and other documents, to incur such expenses, as may be necessary or desirable, in the sole discretion of such attorney-in-fact, in connection with the foregoing, it being understood that the documents executed or filed by such attorney-in-fact pursuant to this Limited Power of Attorney shall be in such form and shall contain such information as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.

The undersigned acknowledges that said attorney-in-fact is not assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Said attorney-in-fact may (i) act in reliance upon the signature below; and (ii) assume that any person whether individual or who has been designated by the Company or KTI or any other person to give any written instructions, notice or receipt, or make any statements in connection with the foregoing matters (or any of them) has been duly authorized to do so.

Said attorney-in-fact shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures or instructions.

This Limited Power of Attorney will remain in effect until November 5, 2014 or until such earlier time as a written revocation of this Limited Power of Attorney is delivered to said attorney-in-fact at the then current address of the Ruchelman Law Firm.

The undersigned is signing this Limited Power of Attorney as of November 5, 2013.

/s/ Wiaczeslaw Smolokowski
Wiaczeslaw Smolokowski